UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 8, 2011
OPNEXT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33306	22-3761205

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

46429 Landing Parkway, Fremont, California	94538

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (510) 580-8828
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On March 10, 2011, Robert J. Nobile and Opnext, Inc. (the “Company”) entered into the Second Amendment to Employment Agreement, effective as of such date (the “Amendment”), pursuant to which the term of Mr. Nobile’s employment as the Senior Vice President, Finance and Chief Financial Officer of the Company under that certain Amended and Restated Employment Agreement by and between Mr. Nobile and the Company (as amended, the “Employment Agreement”), shall be for a period of four (4) years, commencing on December 31, 2008 and ending on December 31, 2012, subject to automatic renewals for successive one-year periods unless either party provides notice of such party’s intention not to renew the Employment Agreement not less than 60 days prior to the expiration of the then-current term. The effect of the Amendment was to extend the initial term of Mr. Nobile’s employment under the Employment Agreement by one year such that the initial term expires on December 31, 2012, as opposed to December 31, 2011.
The foregoing summary of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.
Item 8.01 Other Events.
On March 8, 2011, Tadayuki Kanno, President of our modules and devices business unit and Executive Vice President of Opnext Japan, Inc., a wholly owned subsidiary of the Company, and Atsushi (James) Horiuchi, Senior Vice President, Global Sales, each entered into a pre-arranged stock trading plan in accordance with guidelines specified in Rule 10b5-1 promulgated under the Securities Exchange Act of 1934, as amended, and the Company’s insider trading policy (a “Trading Plan”). On March 9, 2011, Michael C. Chan, Executive Vice President, Business Development & Marketing and President of Opnext Subsystems, Inc., a wholly owned subsidiary of the Company, Robert J. Nobile, Chief Financial Officer and Senior Vice President, Finance, and Kei Oki, Executive Vice President and President, Opnext Japan, Inc., each entered into a Trading Plan. Rule 10b5-1 permits insiders to enter into pre-arranged plans for buying or selling Company stock at a time when the insiders are not in possession of material, non-public information about the Company.
Mr. Kanno’s plan provides for the sale of up to 132,500 shares of Opnext common stock at specified minimum market prices commencing 90 days after the adoption of the plan and continuing until all 132,500 shares are sold or May 31, 2012, whichever occurs first.
Mr. Horiuchi’s plan provides for the sale of up to 165,000 shares of Opnext common stock at specified minimum market prices commencing 90 days after the adoption of the plan and continuing until all 165,000 shares are sold or March 6, 2012, whichever occurs first.
Mr. Chan’s plan provides for the sale of up to 275,000 shares of Opnext common stock at specified minimum market prices commencing 90 days after the adoption of the plan and continuing until all 275,000 shares are sold or June 3, 2012, whichever occurs first.
Mr. Nobile’s plan provides for the sale of up to 130,056 shares of Opnext common stock at specified minimum market prices commencing 90 days after the adoption of the plan and continuing until all 130,056 shares are sold or April 30, 2012, whichever occurs first.

Mr. Oki’s plan provides for the sale of up to 50,000 shares of Opnext common stock at specified minimum market prices commencing 90 days after the adoption of the plan and continuing until all 50,000 shares are sold or May 31, 2012, whichever occurs first.
Any transactions under the plans will be disclosed publicly through Form 4 and, if applicable, Form 144 filings with the Securities and Exchange Commission.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Second Amendment to Employment Agreement by and between Opnext, Inc. and Robert J. Nobile, dated March 10, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPNEXT, INC.
Date: March 16, 2011	By:	/s/ Robert J. Nobile
Robert J. Nobile
Chief Financial Officer and Senior Vice President, Finance

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment to Employment Agreement by and between Opnext, Inc. and Robert J. Nobile, dated March 10, 2011.

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